EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Mary Ellen Keating	Andy Milevoj
Senior Vice President	Vice President
Corporate Communications	Investor Relations and Corporate Finance
Barnes & Noble, Inc.	Barnes & Noble, Inc.
(212) 633-3323	(212) 633-3489
mkeating@bn.com	amilevoj@bn.com

Barnes & Noble Announces CEO Termination

New York, NY (July 3, 2018)—The Board of Directors of Barnes & Noble, Inc. (NYSE: BKS) today announced the termination of its Chief Executive Officer, Demos Parneros, for violations of the Company’s policies.  This action was taken by the Company’s Board of Directors who were advised by the law firm Paul, Weiss, Rifkind, Wharton & Garrison LLP.  Mr. Parneros’ termination is not due to any disagreement with the Company regarding its financial reporting, policies or practices or any potential fraud relating thereto.  Mr. Parneros will not receive any severance payment and he is no longer a member of the Company’s Board of Directors.

In order to ensure continuity going forward, the Company has appointed a leadership group to share the duties of the office of the CEO until a new leader is named.  Those appointed include:  Allen Lindstrom, Chief Financial Officer, Tim Mantel, Chief Merchandising Officer and Carl Hauch, Vice President, Stores. Leonard Riggio remains Executive Chairman of the Company and will be involved in its management.

The Company said it will begin an executive search for a new CEO and that no changes in its goals or objectives are planned.  Additionally, the Company affirms its previously announced EBITDA guidance of $175 million to $200 million for fiscal 2019.

A reconciliation of the Company’s EBITDA guidance to operating income is included in the press release issued by the Company on June 21, 2018.  EBITDA means earnings before interest, tax, depreciation and amortization.

About Barnes & Noble, Inc.
Barnes & Noble, Inc. (NYSE: BKS) is the nation’s largest retail bookseller, and a leading retailer of content, digital media and educational products.  The Company operates 630 Barnes & Noble bookstores in 50 states, and one of the Web’s premier e-commerce sites, BN.com (www.bn.com).  The Nook Digital business offers a lineup of popular NOOK® tablets and eReaders and an expansive collection of digital reading and entertainment content through the NOOK Store®. The NOOK Store (www.nook.com) features digital books, periodicals and comics, and offers the ability to enjoy content across a wide array of popular devices through Free NOOK Reading Apps™ available for Android™, iOS® and Windows®.

General information on Barnes & Noble, Inc. can be obtained by visiting the Company's corporate website at www.barnesandnobleinc.com.

Forward-Looking Statements
This press release contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information relating to Barnes & Noble that are based on the beliefs of the management of Barnes & Noble as well as assumptions made by and information currently available to the management of Barnes & Noble. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to Barnes & Noble or the management of Barnes & Noble, identify forward-looking statements.

Such statements reflect the current views of Barnes & Noble with respect to future events, the outcome of which is subject to certain risks, including, among others, the general economic environment and consumer spending patterns, decreased consumer demand for Barnes & Noble’s products, low growth or declining sales and net income due to various factors, including store closings, higher-than-anticipated or increasing costs, including with respect to store closings, relocation, occupancy (including in connection with lease renewals) and labor costs, the effects of competition, the risk of insufficient access to financing to implement future business initiatives, risks associated with data privacy and information security, risks associated with Barnes & Noble’s supply chain, including possible delays and disruptions and increases in shipping rates, various risks associated with the digital business, including the possible loss of customers, declines in digital content sales, risks and costs associated with ongoing efforts to rationalize the digital business, risks associated with the eCommerce business, including the possible loss of eCommerce customers and declines in eCommerce sales, the risk that financial and operational forecasts and projections are not achieved, the performance of Barnes & Noble’s initiatives including but not limited to new store concepts and eCommerce initiatives, unanticipated adverse litigation results or effects, potential infringement of Barnes & Noble’s intellectual property by third parties or by Barnes & Noble of the intellectual property of third parties, and other factors, including those factors discussed in detail in Item 1A, “Risk Factors,” in Barnes & Noble’s Annual Report on Form 10-K for the fiscal year ended April 28, 2018, and in Barnes & Noble’s other filings made hereafter from time to time with the SEC.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Barnes & Noble or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Barnes & Noble undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this communication.

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